Exhibit 24.01


                                POWER OF ATTORNEY

         Each of the undersigned directors of South Carolina Electric & Gas Company (the "Company") hereby appoint W. B. Timmerman and K. B. Marsh, and each of them severally, his or her true and lawful attorney or attorneys, with the power to act with or without the other, and with full power of substitution and re-substitution, to execute in his or her name, place and stead in his or her capacity as director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 and any and all amendments thereto with respect to the issuance and sale of up to $500,000,000 of such Company's mortgage bonds.



Dated:   June 7, 2002
         Columbia, South Carolina


s/B. L. Amick                              s/W. H. Hipp
B. L. Amick                                W. H. Hipp
Director                                   Director


s/J. A. Bennett                            s/L. M. Miller
J. A. Bennett                              L. M. Miller
Director                                   Director


s/W. B. Bookhart, Jr.                      s/M. K. Sloan
W. B. Bookhart, Jr.                        M. K. Sloan
Director                                   Director


s/W. C. Burkhardt                          s/H. C. Stowe
W. C. Burkhardt                            H. C. Stowe
Director                                   Director


s/E. T. Freeman                            s/W. B. Timmerman
E. T. Freeman                              W. B. Timmerman
Director                                   Director


s/D. M. Hagood                             s/G. S. York
D. M. Hagood                               G. S. York
Director                                   Director